Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

CONTACT:
Joseph W. Kaufmann
President and Chief Executive Officer
(610) 524-0188

     KENSEY NASH ANNOUNCES EPS OF $0.26 FOR FIRST QUARTER,EXCEEDING PREVIOUS
                           GUIDANCE OF $0.23 TO $0.24
      -Also Reports 38% Increase In Net Sales For Its First Fiscal Quarter-

EXTON, PA, October 20, 2004 -- Kensey Nash Corporation (Nasdaq: KNSY) today announced earnings of $0.26 per share for its first fiscal quarter of 2005, an increase of 44% over the prior year adjusted first quarter results.

First Quarter Results. Total revenues for the first quarter increased 22% from the prior year first quarter due to strong net sales and royalty income. Total revenues were $15.1 million for the first fiscal quarter compared to $12.4 million in the prior year period. Net sales increased 38% to $10.1 million from $7.3 million in the comparable quarter of the prior fiscal year. Angio-Seal end-user unit sales increased 25% to 360,000 units from 288,000 units in the comparable quarter of the prior year. In addition, our partnership with Orthovita (Nasdaq: VITA) added $571,000 to royalty income for the first quarter. The combination of strong Angio-Seal sales and the new Orthovita royalty resulted in total royalty income of $4.7 million in the first quarter of 2005 compared to $4.8 million in the prior year quarter. This represents a decrease of only 3%, despite the 33% decrease in the contracted Angio-Seal(TM) royalty rate during the fourth quarter of fiscal 2004. Net income of $3.2 million, or $0.26 per share, for the first quarter of fiscal 2005 increased 44% over the previous year comparable period adjusted net income of $2.3 million, or $0.18 per share, excluding a net $276,000, or $0.02 per share, historic research and development tax credit (described below). Reported earnings per share increased 26% in the first quarter 2005 from $0.20 per share on net income of $2.5 million in the prior year period including the effect of the research and development tax credit.

As previously announced, during the fourth quarter of fiscal year 2003 the Company performed a retrospective research and development tax credit study for fiscal years 1993 through 2003. The net effect of the historical credit was $276,000, or $0.02 per share in the first quarter of fiscal year 2004.

During the quarter, the Company generated cash from operations of $3.9 million offset by cash used for share repurchases totaling $600,000 and capital spending of $4.9 million including the $3.1 million purchase of land for our new facility. The Company had cash and investments of $57.2 million, total assets of $103.7 million and no debt as of September 30, 2004.

The following table summarizes the results for the Company for the three months ended September 30, 2004 compared to the three months ended September 30, 2003:

----------------------------------------------- --------------------------------------------------- ------------------
                                                                Three Months Ended
----------------------------------------------- ------------------------- ------------------------- ------------------
($ millions, except per share data)                September 30, 2004        September 30, 2003         % Change
----------------------------------------------- ------------------------- ------------------------- ------------------
Net Sales                                                $10.1                      $7.3                   38%
----------------------------------------------- ------------------------- ------------------------- ------------------
Royalty Income                                            $4.7                      $4.8                  (3%)
----------------------------------------------- ------------------------- ------------------------- ------------------
Total Revenues                                           $15.1                     $12.4                   22%
----------------------------------------------- ------------------------- ------------------------- ------------------
Income from Operations                                    $4.2                      $3.0                   39%
----------------------------------------------- ------------------------- ------------------------- ------------------
Diluted E.P.S. (excluding the $0.02 historic             $0.26                     $0.18                   44%
R&D tax credit in September 2003)
----------------------------------------------- ------------------------- ------------------------- ------------------
Diluted E.P.S. (as reported)                             $0.26                     $0.20                   30%
----------------------------------------------- ------------------------- ------------------------- ------------------

CEO Comments on Results. "We are very pleased with our first quarter results," commented Joseph W. Kaufmann, president and CEO of Kensey Nash Corporation. "Sales of our biomaterials products increased 38% over last year's comparable quarter. We had $2.3 million of bone grafting product sales to Orthovita and strong collagen product sales of $3.5 million to St. Jude Medical while sales of sports medicine products were approximately flat year over year at $3.2 million," he added. "Our new royalty income from Orthovita on the Vitoss FOAM

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

products was impressive and we expect to see ongoing growth in both royalty income and product sales throughout our fiscal year with a combination of recently introduced products entering this market and new products to be launched in the second half of our fiscal year. Additionally, the Angio-Seal business continued to be stronger than anticipated with 1% sequential unit growth in the quarter, a quarter that is traditionally the slowest quarter for medical devices, and 25% over the prior year," concluded Mr. Kaufmann.

TriActiv Update. "We are very excited about some anticipated upcoming milestones for the company, including FDA approval of the TriActiv, which is expected by the end of the second fiscal quarter, and the launch in the U.S. with our direct sales force," said Mr. Kaufmann. "We continue to prepare for our U.S. launch and are enthusiastic about the potential for this platform technology in the embolic protection markets. "

Fiscal Year and Second Quarter Guidance. The Company is reiterating its previous fiscal year 2005 earnings per share guidance of $1.18 to $1.21. Total revenues are currently projected to be in a range of $68.0 to $70.0 million. Included in this estimate are net sales of $46.0 to $48.0 million and royalties of $21.5 to $22.0 million. For the second quarter, guidance for earnings is $0.25 to $0.26 per share, an increase of 9% to 13% over the prior year second quarter. Our estimates for total revenue are $15.0 to $15.3 million, including forecasts for net sales of $9.5 to $10.0 million and royalty income of $5.2 to $5.3 million.

Share Repurchase. As announced in August 2004, the Company reinstated its share repurchase program authorizing the repurchase of 259,000 shares of the Company's stock. During the first quarter, the Company repurchased 25,000 shares for approximately $600,000. During the month of October 2004, the Company repurchased an additional 174,867 shares for approximately $4.5 million, leaving approximately 59,000 shares authorized for repurchase under the current authorized plan.

Conference Call and Webcast. The Company will be holding a conference call to discuss the first quarter earnings results on Thursday, October 21, 2004 at 11:00 AM eastern time. A live webcast of the conference call will be broadcast. Please visit the investor relations page at www.kenseynash.com for the link. To participate in the conference call, interested parties may call 612-332-0228. A replay of the call will also be available starting October 21, 2004 at 2:30 PM eastern time until Tuesday, October 26, 2004 at midnight eastern time by calling 800-475-6701, access code 750544.

About Kensey Nash Corporation. Kensey Nash Corporation is a leading developer and manufacturer of absorbable biomaterials-based products with applications in the cardiology, orthopaedics, spine, drug and biologics delivery, periodontal/dental, surgical and wound care markets. The Company was a pioneer in the field of arterial puncture closure, as the inventor and developer of the Angio-Seal(R) Vascular Closure Device. Angio-Seal is licensed to St. Jude Medical, Inc. The Company's TriActiv(R) Balloon Protected Flush Extraction System for the treatment of saphenous vein graft disease is commercialized in the European Union. The Company has submitted an application for 510(k) clearance for its TriActiv(R) System to the U.S. Food and Drug Administration, following the completion of a major clinical study.

Cautionary Note for Forward Looking Statements. This press release contains forward-looking statements that reflect the Company's current expectations about its prospects and opportunities, including, without limitation, the revenue and earnings guidance provided by the Company for its second quarter and fiscal year 2005. The Company tried to identify these forward looking statements by using words such as "expects," "anticipates," "estimates," "plans," "will," "forecasts," "guidance,"or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties, and other important factors could cause the Company's actual results to differ materially from those in the forward-looking statements including, without limitation, St. Jude Medical's success in marketing the Angio-Seal(TM) device, demand for and the Company's ability to develop and manufacture biomaterial products, including Angio-Seal(TM) components, clinical, sales and marketing success of the TriActiv(R) System, additional regulatory approvals, and competition from other technologies in the marketplace. For a more detailed discussion of these and other factors, please see the Company's SEC filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

The Company also cautions that results of operations in any past period should not be considered indicative of the results to be expected for future periods. Fluctuations in operating results may also result in fluctuations in the price of the Common Stock.

                        -FINANCIAL INFORMATION TO FOLLOW-

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

                             KENSEY NASH CORPORATION
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                                                     Three Months
                                                  Ended September 30,
                                              ---------------------------
                                                 2004             2003
                                              ---------------------------
Revenues:
     Net sales .............................   $10,106,632   $ 7,311,950
     Research and development ..............       253,292       235,301
     Royalty income ........................     4,717,470     4,839,595
                                              ---------------------------
          Total revenues ...................    15,077,394    12,386,846
                                              ---------------------------
 Operating costs and expenses:
     Cost of products sold .................     4,046,504     3,342,131
     Research and development ..............     4,383,524     4,077,981
     Selling, general and administrative ...     2,474,189     1,960,090
                                              ---------------------------
          Total operating costs and expenses    10,904,217     9,380,202
                                              ---------------------------
 Income from operations ....................     4,173,177     3,006,644
 Interest and other income, net ............       334,947       272,353
                                              ---------------------------
 Pre-tax income ............................     4,508,124     3,278,997
 Income tax expense ........................     1,352,437       771,755
                                              ---------------------------
 Net income ................................   $ 3,155,687   $ 2,507,242
                                              ===========================
 Income per common share, assuming dilution    $      0.26   $      0.20
                                              ===========================
 Weighted average common shares outstanding     12,281,315    12,312,776
                                              ===========================


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


                             KENSEY NASH CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                               September 30,     June 30,
                                                   2004            2004
                                               ------------   ------------
Assets
Current assets:
     Cash, cash equivalents and investments    $ 57,171,844   $ 61,096,487
     Trade receivables .....................      5,358,199      6,005,702
     Other receivables .....................      5,206,488      4,943,878
     Inventory .............................      3,821,815      3,481,599
     Prepaids and other assets .............      1,463,880      1,418,528
     Deferred tax asset, current ...........      2,611,094      2,607,669
                                               ------------   ------------
          Total current assets .............     75,633,320     79,553,863
                                               ------------   ------------
Property, plant and equipment, net .........     20,053,798     15,984,900
Acquired patents and proprietary rights, net      4,765,555      2,410,623
Deferred tax asset, non-current ............          2,825          2,825
Goodwill ...................................      3,284,303      3,284,303
                                               ------------   ------------
Total assets ...............................   $103,739,801   $101,236,514
                                               ============   ============

Liabilities and stockholders' equity
Current liabilities:
     Accounts payable and accrued expenses .   $  5,722,298   $  6,483,366
     Current portion of debt ...............           --          219,147
     Deferred revenue ......................         18,534        109,773
                                               ------------   ------------
          Total current liabilities ........      5,740,832      6,812,286
                                               ------------   ------------
Total stockholders' equity .................     97,998,969     94,424,228
                                               ------------   ------------
Total liabilities and stockholders' equity .   $103,739,801   $101,236,514
                                               ============   ============




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



                 Non-GAAP Financial Measures and Reconciliations

     We use various numerical measures in conference calls, investor meetings and other forums which are or may be considered "Non-GAAP financial measures" under Regulation G. We have provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measure and an associated reconciliation.




                             Kensey Nash Corporation
                 Non-GAAP Financial Measures and Reconciliations
              Adjusted Income and Earnings Per Share Reconciliation
                      (In Millions, except per share data)

                                                         Three Months
                                                             Ended
                                                         September 30,
                                                        ---------------
                                                             2003
                                                             ----
Adjusted Income
Net Income, as reported                                  $         2.5
     Exclude:
          Historical R&D Tax Credits                              (0.3)
          Historical R&D Tax Credit Engagement Fees                0.1
                                                        ---------------
Net Income, as adjusted                                  $         2.3
                                                        ===============

Diluted Earnings Per Share
Earnings Per Share, as reported                          $        0.20
     Exclude:
          Historical R&D Tax Credits                             (0.02)
          Historical R&D Tax Credit Engagement Fees               0.00
                                                        ---------------
Earnings Per Share, as adjusted                          $        0.18
                                                        ===============
Diluted weighted average common shares outstanding              12.313

Note: To supplement our consolidated financial statements presented in accordance with GAAP, Kensey Nash Corporation used non-GAAP measures of pro forma net income and earnings per share, which were adjusted from our GAAP results to exclude certain general and administrative expenses and historic research and development tax credits. These non-GAAP adjustments were provided to enhance the user's overall understanding of our historical and current financial performance and our prospects for the future. By disclosing these non-GAAP results, excluding these expenses and tax credits that we believe are not indicative of our core operating results, we believe we provide useful information to both management and investors.

The non-GAAP measures are included to provide investors and management with an alternative method for assessing Kensey Nash's operating results in a manner that is focused on the performance of Kensey Nash's ongoing operations and to provide a more consistent basis for comparison between years. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.




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